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                                                                    EXHIBIT 11.1

                                  XICOR, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                       YEAR ENDED
                                                      --------------------------------------------
                                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                          1997            1996            1995
                                                      ------------    ------------    ------------
Net income (loss) available to common shareholders
  (1)...............................................  $(2,531,000)    $13,835,000     $10.036,000
                                                      ===========     ===========     ===========
Shares used for per share calculation:
Basic calculation:
  Weighted average number of common shares
     outstanding during the period..................   18,967,000      18,693,000      18,216,000
                                                      ===========     ===========     ===========
Diluted calculation:
  Weighted average number of common shares
     outstanding during the period..................   18,967,000      18,693,000      18,216,000
  Equivalent common shares attributed to dilutive
     employee stock options (2).....................           --       1,127,000         815,000
                                                      -----------     -----------     -----------
          Total common and common equivalent
            shares..................................   18,967,000      19,820,000      19,031,000
                                                      ===========     ===========     ===========
Earnings per share:
  Basic.............................................  $     (0.13)    $      0.74     $      0.55
                                                      ===========     ===========     ===========
  Diluted...........................................  $     (0.13)    $      0.70     $      0.53
                                                      ===========     ===========     ===========

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(1) The same net income amounts were used for basic earnings per share and diluted earnings per share for each of the three years in the period ended December 31, 1997.

(2) Equivalent common shares of 626,280 were not included for the year ended December 31, 1997 as they were antidilutive.